Exhibit 99.2

CRATOS CAPITAL PARTNERS, LLC

Consolidated Financial Statements

December 31, 2007 and 2006

(With Independent Auditors’ Report Thereon)

KPMG LLP
Suite 2000 303 Peachtree Street, NE Atlanta, GA 30308

Independent Auditors’ Report

The Board of Managers

Cratos Capital Partners, LLC:

We have audited the accompanying consolidated balance sheets of Cratos Capital Partners, LLC and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in members’ deficit, and cash flows for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cratos Capital Partners, LLC and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006, in conformity with U.S. generally accepted accounting principles.

August 29, 2008

CRATOS CAPITAL PARTNERS, LLC

Consolidated Balance Sheets

December 31, 2007 and 2006

(In thousands, except unit information)

	2007	2006
Assets
Cash and cash equivalents	$714	1,863
Restricted cash	26,021	4,478
Loans, net	727,044	400,585
Interest receivable	5,170	1,774
Property and equipment, net	749	990
Deferred finance costs, net of accumulated amortization of $478 at December 31, 2007	7,617	—
Other assets	156	183

Total assets	$767,471	409,873

Liabilities and Members’ Deficit
Liabilities:
Warehouse credit facilities	$279,638	373,340
Term debt	440,017	—
Corporate debt	60,000	35,000
Working capital credit facility	8,000	7,000
Accrued interest payable	11,031	1,944
Accounts payable	766	572
Other liabilities	3,617	2,806

Total liabilities	803,069	420,662

Members’ deficit:
Class A units, 80,000 units authorized; 40,800 units issued and outstanding as of December 31, 2007 and 2006	—	—
Class B units, 20,000 units authorized; 10,950 and 15,475 units issued and outstanding as of December 31, 2007 and 2006, respectively	—	—
Additional paid-in capital	57	2
Accumulated deficit	(35,655)	(10,791)

Total members’ deficit	(35,598)	(10,789)

Total liabilities and members’ deficit	$767,471	409,873

See accompanying notes to consolidated financial statements.

CRATOS CAPITAL PARTNERS, LLC

Consolidated Statements of Operations

Year ended December 31, 2007 and period from May 12, 2006

(commencement of operations) to December 31, 2006

(In thousands, except per unit information)

	2007	2006
Net interest income:
Interest income	$60,353	5,693
Interest expense	45,708	4,376

Net interest income	14,645	1,317
Provision for loan losses	21,330	5,108

Net interest loss after provision for loan losses	(6,685)	(3,791)

Non-interest income	460	55

Operating expenses:
Compensation and benefits	8,270	4,573
Occupancy and equipment	1,755	719
General and administrative expenses	8,614	1,763

Total operating expenses	18,639	7,055

Net loss	$(24,864)	(10,791)

Basic and diluted net loss per unit	$(304.18)	(134.89)

See accompanying notes to consolidated financial statements.

CRATOS CAPITAL PARTNERS, LLC

Consolidated Statements of Changes in Members’ Deficit

Year ended December 31, 2007 and period from May 12, 2006

(commencement of operations) to December 31, 2006

(In thousands)

	Class A units	Class B units	Additional paid-in capital	Accumulated deficit	Total members’ deficit
Balance at May 12, 2006 (commencement of operations)	$—	—	—	—	—
Unit-based compensation expense	—	—	2	—	2
Net loss	—	—	—	(10,791)	(10,791)

Balance at December 31, 2006	—	—	2	(10,791)	(10,789)
Unit-based compensation expense	—	—	55	—	55
Net loss	—	—	—	(24,864)	(24,864)

Balance at December 31, 2007	$—	—	57	(35,655)	(35,598)

See accompanying notes to consolidated financial statements.

CRATOS CAPITAL PARTNERS, LLC

Consolidated Statements of Cash Flows

Year ended December 31, 2007 and period from May 12, 2006

(commencement of operations) to December 31, 2006

(In thousands)

	2007	2006
Cash flows from operating activities:
Net loss	$(24,864)	(10,791)
Adjustments to reconcile net loss to net cash used in operations:
Provision for loan losses	21,330	5,108
Depreciation and amortization of property and equipment	288	67
Accretion of deferred loan fees, net	(1,985)	(128)
Amortization of deferred financing cost	478	—
Loss on disposal of property and equipment	431	—
Increase in restricted cash reserved for interest payments on borrowings	(10,787)	(1,744)
Increase in interest receivable	(3,396)	(1,774)
Decrease (increase) in other assets	27	(183)
Increase in accrued interest payable	9,087	1,944
Increase in accounts payable and other liabilities	1,005	3,378
Unit-based compensation	55	2

Net cash used in operating activities	(8,331)	(4,121)

Cash flows from investing activities:
Increase in restricted cash reserved for lending activities	(10,756)	(2,734)
Increase in loans, net	(345,804)	(405,565)
Acquisition of property and equipment	(478)	(1,057)

Net cash used in investing activities	(357,038)	(409,356)

Cash flows from financing activities:
Borrowings on warehouse credit facilities	338,219	445,565
Repayment of borrowings on warehouse credit facilities	(431,921)	(72,225)
Issuance of term debt	456,117	—
Repayment of term debt	(16,100)	—
Borrowings on corporate debt	25,000	35,000
Borrowings on working capital credit facility	3,000	7,000
Repayment of borrowings on working capital credit facility	(2,000)	—
Payment of deferred finance costs	(8,095)	—

Net cash provided by financing activities	364,220	415,340

Net (decrease) increase in cash during the period	(1,149)	1,863
Cash and cash equivalents at beginning of period	1,863	—

Cash and cash equivalents at end of period	$714	1,863

Supplemental cash flow information:
Interest paid	$36,143	2,432

See accompanying notes to consolidated financial statements.

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(1)	Organization

Cratos Capital Partners, LLC, a Delaware limited liability company, (Cratos LLC) is a commercial finance company that provides loans to small and medium-sized companies located throughout the United States. Cratos LLC was formed on March 30, 2006 and commenced operations on May 12, 2006.

Wholly owned subsidiaries and their purposes as of December 31, 2007 and 2006 were as follows:

Entity	Purpose
Cratos Capital Management, LLC	Subsidiary established to act as the administrative agent for originated loans.

Cratos CDO Management, LLC	Subsidiary established to act as the ramp-up investment manager or collateral manager of the loans securing the warehouse credit facilities.

Cratos CLO I Ltd. (CLO I)	Subsidiary established to hold loans and issue various tranches of collateralized debt obligations.

Cratos CLO I Holdings, LLC	Subsidiary established to hold the subordinated CLO I notes (see note 6(c))

Cratos CLO I Corp.	Subsidiary established to be the co-issuer of the CLO I securitization (see note 6(c))

Cratos CLO II Ltd.	Subsidiary established to hold loans and issue various tranches of collateralized debt obligations.

(2)	Summary of Significant Accounting Policies

(a)	Consolidation

The accompanying consolidated financial statements include the accounts of Cratos LLC and its subsidiaries (collectively, the Company) and have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). All significant intercompany transactions have been eliminated in consolidation.

(b)	Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosure of contingent assets and liabilities. Actual results could differ from those estimates. The estimate most susceptible to change in the near-term is the Company’s estimate of the allowance for loan losses.

(c)	Cash and Cash Equivalents and Restricted Cash

Cash and cash equivalents and restricted cash include all demand deposits held in banks and overnight investments with original maturities of 90 days or less.

6	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Restricted cash includes principal and interest collections on loans reserved for interest payments due on borrowings and for lending activities, customer escrow accounts, and cash collateral accounts supporting standby letters of credit subject, in each case, to contractual restrictions.

(d)	Loans and Fee Income Recognition

Loans are stated at the principal amount outstanding net of deferred fees, deferred costs, and the allowance for loan losses. Interest income is recorded on the accrual basis in accordance with the terms of the respective loans. Loans on which the accrual of interest has been discontinued are designated as nonaccrual loans. The accrual of interest on loans is discontinued when principal or interest payments are 90 days or more past due or when, in the opinion of management, reasonable doubt exists as to the full collection of principal or interest. When loans are placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Income on nonaccrual loans is subsequently recognized only to the extent that cash is received, overdue principal is paid, the loan’s principal balance is deemed collectible, and the loan is returned to accrual status.

Net nonrefundable loan fees and related direct costs associated with the origination or purchase of loans are deferred and included in loans. The net deferred fees or costs are recognized as an adjustment to interest income over the contractual life of the loans using a method which approximates the interest method. Remaining amounts are recognized into income when the related loans are paid off or sold. Any discount from purchased loans is accreted into loan fee income as a yield adjustment over the contractual life of the loan. The amortization of loan fees is discontinued on nonaccrual loans.

Depending on the terms of the loan, a fee may be charged upon a prepayment which is recognized in the period of the prepayment. Syndication and structuring fees are recognized in the period the service is completed as non-interest income.

(e)	Allowance for Loan Losses

The Company maintains an allowance for loan losses that is intended to estimate loan losses inherent in its loan portfolio. A provision for loan losses is charged to expense to establish the allowance for loan losses. The allowance for loan losses is maintained at a level, in the opinion of management, sufficient to off-set estimated losses inherent in the loan portfolio as of the date of the financial statements. The appropriateness of the allowance and the allowance components are reviewed quarterly. The Company’s estimate of each allowance component is based on observable information and on market and third party data that the Company believes are reflective of the underlying loan losses being estimated.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 5, Accounting for Contingencies, the Company provides a base allowance for loans that are not impaired. The Company employs internally developed and third party estimation tools for measuring credit risk (loan ratings, probability of default, and exposure at default), which are used in developing an appropriate allowance for loan losses. The Company performs periodic detailed reviews of its loan portfolio to identify risks and to assess the overall collectibility of loans.

7	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

In accordance with SFAS No. 114, Accounting by Creditors for Impairment of a Loan, any required impairment allowances are included in the allowance for loan losses. A loan is considered impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. The Company measures impairment of a loan based upon either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s observable market price or the fair value of the collateral securing the loan if the loan is collateral dependent, depending on the circumstances and the Company’s collection strategy.

Loans which are deemed to be uncollectible are charged off and deducted from the allowance. The provision for loan losses and recoveries on loans previously charged off are added to the allowance.

(f)	Property and Equipment

Property and equipment are carried at cost and are depreciated or amortized on a straight-line basis over the following useful lives:

Leasehold improvements	Shorter of estimated life or remaining lease term
Computer equipment	3 years
Software	3 or 5 years
Furniture and fixtures	5 years

(g)	Deferred finance costs

Deferred finance costs represent fees and other direct incremental costs incurred in connection with borrowings. Such amounts are amortized as interest expense over the contractual term of the borrowings, or in the case of annual rating fees, over the period of service.

(h)	Income Taxes

Cratos LLC is treated as a partnership for federal and state income tax purposes and is not subject to federal or state income tax. Accordingly, no provision or benefit for federal and state income taxes is included in the consolidated financial statements.

(i)	Unit-Based Compensation

The Company accounts for its unit-based compensation in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123R). SFAS 123R requires all unit-based payments to employees, including grants of restricted units to employees, to be recognized as compensation expense in the financial statements over the respective service periods, based on their grant date fair values.

(j)	Recently Issued Accounting Standards

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements; however, it does not require any new fair value measurements. The provisions of this statement are effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the impact of SFAS No. 157 on its financial position, results of operations or cash flows to be material.

8	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits entities to make an irrevocable election, at specified election dates, to measure eligible financial instruments and certain other items at fair value. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. The provisions of this statement are effective as of the beginning of the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS No. 159, but has yet to complete its assessment.

(3)	Liquidity

The Company has incurred losses since its inception in May of 2006, primarily due to our business platform being impacted by the continued downward trend of the credit markets. This has resulted in negative book equity of $36.6 million at December 31, 2007, and led to the default on the warehouse II credit facility as discussed in footnote 15. The Company currently has sufficient liquidity through at least January 1, 2009, as the income-producing assets in CLO I have continued to perform and generate positive cash flows to fund operations. Additionally, we took various steps to preserve our liquidity, which included the following:

•	Reduced headcounts from 57 to 37 prior to December 31, 2007, and then to 13 subsequent to December 31, 2007

•	Subleased approximately 16,000 square feet of office space at the Company’s headquarters in Alpharetta, Georgia, and exited our office space in Chicago, both subsequent to December 31, 2007

•	Suspended quarterly interest payments on the $60 million of corporate debt (see note 7(d)), for which the three note holders are also the three Class A equity holders (see note 8) of the Company

•	Implementing other internal cost-saving initiatives such as renegotiation of existing contracts with vendors

Combining the cost cutting efforts above and positive cash flows generated from CLO I, we believe that Cratos has sufficient cash flows to fund operations through at least January 1, 2009. Should significant deterioration occur in the credit equity of the assets in CLO I such that in 2009 or subsequent periods there is no longer sufficient cash flows for operations, the Class A equity holders will make a decision at that time whether to provide additional financial support to the Company.

9	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(4)	Loans and Allowance for Loan Losses

The outstanding balance of loans as of December 31, 2007 and 2006 was as follows (in thousands):

	2007	2006
Loans	$759,195	407,990
Deferred loan fees, net	(5,713)	(2,297)
Allowance for loan losses	(26,438)	(5,108)

Total loans, net	$727,044	400,585

The Company provides loans to companies throughout the United States. Although the Company has a diversified loan portfolio, should events occur, including adverse economic conditions, the ability of borrowers to make timely scheduled principal and interest payments on their loans may be adversely affected.

Reflective of principles established in SFAS No. 114, a loan is considered to be impaired when, based on current information, it is probable that the Company will be unable to collect all amounts due in accordance with the contractual terms of the original loan agreement, including scheduled principal and interest payments. There were $18.2 million of impaired loans on nonaccrual status as of December 31, 2007 with allocated specific reserves of $16.6 million, of which $15.3 million relates to a single borrower. The average principal balance of impaired loans was $11.5 million during 2007. There were no nonaccrual or impaired loans during the period from May 12, 2006 (commencement of operations) to December 31, 2006. No interest income was recognized on impaired loans in 2007 or 2006 during the period in which the loans were impaired.

Due to the Company having individually significant loans, an individual impaired loan such as that described above during 2007 could be significant to the Company.

As of December 31, 2007 and 2006, $468.1 million and $0 of outstanding loans were included in the CLO I debt securitization described in footnote 7(c) and the Company has certain contractual restrictions governing these assets.

A summary of the activity in the allowance for loan losses for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 was as follows (in thousands):

	2007	2006
Balance, beginning of period	$5,108	—
Provision for loan losses	21,330	5,108
Loans charged off, net of recoveries	—	—

Balance, end of period	$26,438	5,108

10	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(5)	Restricted Cash

Restricted cash as of December 31, 2007 and 2006 was as follows (in thousands):

	2007	2006
Interest collections on loans reserved for interest payments on borrowings	$12,531	1,744
Customer escrow account	1,005	2,384
Principal collections on loans reserved for future lending activities	10,048	—
Cash collateral supporting standby letters of credit	2,437	350

Total	$26,021	4,478

(6)	Property and Equipment

Property and equipment as of December 31, 2007 and 2006 included the following (in thousands):

	2007	2006
Computer equipment, furniture, and fixtures	$832	882
Leasehold improvements	146	139
Software	56	36

	1,034	1,057

Less accumulated depreciation and amortization	(285)	(67)

Total	$749	990

Depreciation and amortization expense for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 was $288 thousand and $67 thousand, respectively.

(7)	Borrowings

(a)	Warehouse I Credit Facility

On July 11, 2006, Cratos CLO I Ltd. entered into a $450.0 million revolving loan agreement (the warehouse I credit facility) with Deutsche Bank AG, Cayman Island Branch, an affiliate of DBAH Capital LLC, a member of Cratos LLC. The warehouse I credit facility was scheduled to mature on July 10, 2007. Outstanding borrowings bore interest at an annual rate of LIBOR plus 0.65%, or 6.00% at December 31, 2006. The warehouse I credit facility was repaid and terminated on May 17, 2007 in connection with the securitization of the CLO I offering referred to in footnote 7(c) below. As of December 31, 2006, the outstanding balance under the warehouse I credit facility was approximately $373.0 million. Interest expense for the period from January 1, 2007 through May 17, 2007 (date the warehouse I credit facility was repaid) and period from May 12, 2006 (commencement of operations) to December 31, 2006 associated with this facility was $8.3 million and $3.6 million, respectively. Amounts owed under the warehouse I credit facility were secured by

11	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

substantially all assets of Cratos CLO I Ltd., including all of the Company’s outstanding loans held by Cratos CLO I Ltd. Under the terms of the warehouse I credit facility, Cratos CLO I Ltd. was restricted from transferring loans or proceeds from principal payments on loans to Cratos LLC. In addition, Cratos CLO I Ltd. may transfer interest proceeds on loans to Cratos LLC only after the payment of certain expenses and all interest then due and payable under the facility. As of December 31, 2006, the assets of Cratos CLO I Ltd. were approximately $408 million.

(b)	Warehouse II Credit Facility

On January 22, 2007, Cratos CLO II Ltd. entered into a $400.0 million revolving loan agreement (the warehouse II credit facility) with Deutsche Bank AG Cayman Islands Branch, an affiliate of DBAH Capital LLC, a member of Cratos LLC. Interest on outstanding borrowings under this facility accrues at a per annum rate equal to LIBOR plus 0.65%, or 5.8% at December 31, 2007. Proceeds of borrowings under this facility may only be used to purchase or make loans which, once purchased or made, are required to be pledged to Deutsche Bank as security. All interest collected on loans is required to be paid to a specified interest collection account which also is pledged to Deutsche Bank as security. As of December 31, 2007, the outstanding balance under the warehouse II credit facility was approximately $280.0 million and accrued interest was $4.3 million. Interest expense for the year ended December 31, 2007 was $12.2 million.

All amounts under the facility were due and payable upon the earliest of (i) the date on which Cratos CLO II Ltd. issues collateralized debt obligations, (ii) January 21, 2008 and (iii) the date on which Deutsche Bank advises Cratos CLO II Ltd. that an issuance of collateralized debt obligations will not occur. Cratos CLO II Ltd. requested and received an extension of the maturity of the warehouse II credit facility to February 28, 2008, at which time it defaulted on this facility as described in footnote 15.

12	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(c)	Debt Securitization (Term Debt)

On May 17, 2007, Cratos CLO I Ltd. completed a $500.0 million aggregate principal amount of notes (the notes) on-balance sheet debt securitization and obtained $455.0 million of new financing. The notes will be paid from the cash flows generated by the loan portfolio held by Cratos CLO I Ltd. The notes were issued in seven separate classes as set forth in the table below and sold to investors as Class A-1, Class A-2, Class B, Class C, Class D and Class E notes, which are collectively referred to as the secured notes. The Company retained the unsecured subordinated notes, which are referred to as the subordinated notes. The balance of the subordinated notes is not reflected in the consolidated balance sheets because it is eliminated in the Company’s consolidation.

Class of notes	Notes originally issued	Outstanding balance December 31, 2007	Interest rate spread to LIBOR	Raings (Moody’s/S&P) (1)
	($ in million)	($ in million)
Class A -1 Senior Secured Floating Rate Revolving Notes due 2021	$50.0	35.0	0.29%	A aa/A A A
Class A -2 Senior Secured Floating Rate Notes due 2021	276.0	276.0	0.26	A aa/A A A
Class B Senior Secured Floating Rate Notes due 2021	30.0	30.0	0.50	A A 2/A A
Class C Senior Secured Deferrable Floating Rate Notes due 2021	35.0	35.0	1.10	A 2/A
Class D Secured Deferrable Floating Rate Notes due 2021	34.0	34.0	2.40	Baa2/BBB
Class E Secured Deferrable Floating Rate Notes due 2021	30.0	30.0	5.00	BB/BB

Total secured notes sold to investors	455.0	440.0

Unsecured Subordinated Notes due 2021	45.0	45.0	N/A	N/R

Total for the CLO I offering	$500.0	485.0

(1)	These represent January 2008 ratings and are subject to change from time to time.

The proceeds of the debt securitization, net of transaction costs, repaid all amounts owing under the warehouse I credit facility. The proceeds of the CLO I offering was used to repay in full and terminate the warehouse I credit facility and the remaining was reserved for the origination or purchase of additional loans to be included in the CLO I loan portfolio. The secured notes and the subordinated notes are limited recourse obligations payable solely from cash flows of the CLO I loan portfolio and related collection and payment accounts pledged as security. Payment on the Class A-1

13	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

notes rank equal, or pari passu, in right of payment with payments on the Class A-2 notes and payment on the Class A-1 and Class A-2 notes rank senior in right of payment to the other secured notes and the subordinated notes. Payment on the Class B, Class C, Class D and Class E notes generally rank subordinate in right of payment to any other class of notes which has an earlier alphabetical designation. The subordinated notes are subordinated in right of payment to all other classes of notes and do not accrue interest. Interest on the secured notes is payable quarterly at a per annum rate equal to LIBOR plus the applicable spread set forth in the table above. Payment of interest on the Class C, Class D and Class E notes is payable only to the extent proceeds are available under the applicable payment priority provisions. To the extent proceeds are not available, interest on the Class C, Class D and Class E notes will be deferred. Cratos CLO I, Ltd. is also required to pay a commitment fee of 0.18% on the unused portion of the funding commitments of the Class A-1 notes. The secured notes are secured by the CLO I loan portfolio and the funds on deposit in various related collection and payment accounts. The terms of the debt securitization subject the loans included in the CLO I loan portfolio to a number of collateral quality, portfolio profile, interest coverage and over-collateralization tests. Interest expense related to the notes for the year ended December 31, 2007 was $17.4 million. As of December 31, 2007 accrued interest payable related to the notes was $3.0 million.

(d)	Corporate Debt

In connection with its commencement of operations on May 12, 2006, Cratos LLC entered into a $60.0 million revolving credit agreement (the corporate debt) with its Class A equity holders, DBAH Capital, LLC, Flat Hat Holdings, LLC and TMA I, LLC. The corporate debt is scheduled to mature on December 31, 2010. Outstanding borrowings accrue interest at an annual rate of 12%. Cratos LLC was also required to pay a commitment fee until the Company’s loan portfolio reached $350.0 million, which occurred in 2006. As of December 31, 2007 and 2006, the outstanding balance of corporate debt was $60.0 million and $35.0 million, respectively, and interest expense for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 associated with the corporate debt was $7.0 million and $0.4 million, respectively. Accrued interest was $3.7 million and $0.4 million for the years ended December 31, 2007 and 2006, respectively. Accrued interest at December 31, 2007 represents all interest incurred from July 1, 2007, since payment was deferred by the debt holders. As of December 31, 2007 and 2006, the corporate debt was secured by a lien on substantially all assets of Cratos LLC.

(e)	Working Capital Credit Facility

In connection with its commencement of operations on May 12, 2006, Cratos LLC entered into a $10.0 million revolving working capital credit agreement (the working capital credit facility) with Deutsche Bank AG, an affiliate of DBAH Capital, LLC. The availability under the working capital credit facility will reduce to $6.66 million on May 12, 2008, $3.33 million on May 12, 2009 and to zero on May 12, 2010. Outstanding borrowings bear interest at an annual rate of LIBOR plus 7%, or 11.86% and 12.35% at December 31, 2007 and 2006, respectively. Cratos LLC is required to pay a commitment fee on the unused portion of the facility at an annual rate of 3.75%. As of December 31, 2007 and 2006, the outstanding balance under the working capital credit facility was $8 million and $7.0 million, respectively. Interest expense for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 associated with this facility was $0.8 million and $0.4 million, respectively. As of December 31, 2007 and 2006, borrowings under the working capital credit facility were secured by a lien on substantially all assets of Cratos LLC.

14	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(f)	Debt Maturities

The contractual obligations under the warehouse II credit facility, term debt, corporate debt, and working capital credit facility as of December 31, 2007 were as follows:

	Warehouse II Credit Facility	Term Debt	Corporate Debt	Working Capital Credit Facility	Total
	(In thousands)
2008	$279,638	—	—	1,334	280,972
2009	—	—	—	3,333	3,333
2010	—	—	60,000	3,333	63,333
2011	—	—	—	—	—
2012	—	—	—	—	—
Thereafter	—	440,017	—		440,017

Total	$279,638	440,017	60,000	8,000	787,655

As discussed at footnote 7(c) above, the term debt will be repaid starting in May 2013 as the underlying loans receivable held by Cratos CLO I Ltd. are repaid by borrowers.

(g)	Debt Covenants

The warehouse II credit facility, term debt, corporate debt, and working capital credit facility contain financial and other covenants which, among other things, limit the Company’s ability to incur additional indebtedness, make investments or capital expenditures, and effect mergers and acquisitions. As of December 31, 2007, the Company was in compliance with all financial covenants. See note 15 for information regarding the Company’s default on the warehouse II credit facility in 2008.

(8)	Members’ Deficit

During the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 the Company’s authorized capital consisted of Class A units and Class B units. The balances as of December 31, 2007 and 2006 were as follows:

	2007		2006
	Units authorized	Units outstanding	Units authorized	Units outstanding
Class A units	80,000	40,800	80,000	40,800
Class B units	20,000	10,950	20,000	15,475

15	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Class A Units

In connection with its formation, Cratos LLC issued 40,800 Class A units to Flat Hat Holdings, LLC and TMA I, LLC (the Class A members). Profits and losses are allocated among Class A members in proportion to their respective percentage ownership of Cratos LLC. Class A members have voting and approval rights as set forth in the Cratos LLC operating agreement. The Class A members at December 31, 2007 and 2006 are entitled to designate, and have designated, three members to the Board of Managers of Cratos LLC.

Also in connection with its formation, Cratos LLC issued a warrant to DBAH Capital, LLC (the Warrant Holder) to purchase 39,200 unissued Class A units for a nominal purchase price. The warrant may be exercised until the earlier of May 12, 2026 or the day after the consummation of an initial public offering. As of December 31, 2007, the Warrant Holder had not exercised the warrant. The Warrant Holder is entitled to substantially all rights and privileges of, and subject to substantially all the obligations of, a Class A member such as voting and approval rights and the allocation of profits and losses in proportion to its respective percentage ownership of Cratos LLC as if the warrant was exercised. The Warrant Holder is also entitled to designate three members to the Board of Managers of Cratos LLC. As of December 31, 2007, the Warrant Holder has designated one member to the Board of Managers of Cratos LLC. Due to the negligible fair value of the underlying Class A units upon commencement of operations, no value was ascribed to the warrant and no discount was established on any of the borrowings described in note 7.

Class B Units

Also in connection with its formation, the Board of Managers of Cratos LLC approved the Class B Restricted Units Plan and reserved 20,000 Class B units for awards to certain employees. Class B units do not have voting and approval rights, but each Class B unit has the same economic interest as a Class A unit. The Class B restricted units vest incrementally on each anniversary of the grant date over a five-year service period from the date of grant. Class B restricted units will also vest upon the occurrence of certain changes in control or liquidity events. Unvested Class B units are forfeited if the holder is no longer employed by the Company. Class B restricted unit activity for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 was as follows:

	2007		2006
	Class B restricted units	Weighted average grant date fair value	Class B restricted units	Weighted average grant date fair value
Beginning Balance	15,475	$1.87	—	$—
Granted	625	973.76	15,475	1.87
Vested	(3,095)	1.87	—	—
Forfeited	(4,170)	56.23	—	—

Unvested as of December 31	8,835	38.17	15,475	1.87

Substantially all of the Class B restricted units were issued in connection with the formation of the Company or shortly thereafter. Compensation expense resulting from the issuance of Class B restricted

16	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

units is calculated using the estimated fair value of the restricted units at the date of grant based on the cost and market approach valuation methodologies. The estimated aggregate fair value of the Class B restricted units outstanding at December 31, 2007 at their respective grant dates during 2007 and 2006 was $365 thousand and $29 thousand, respectively, and will be amortized to compensation expense over the respective five-year vesting periods using the straight line method. Due to its limited history, the Company is not able to estimate future forfeitures, and therefore, will recognize actual forfeitures as they occur until an appropriate estimate can be made. Compensation expense from the issuance of Class B restricted units recorded for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 was $55 thousand and $2 thousand, respectively.

As of December 31, 2007 and 2006, there was $337 thousand and $27 thousand, respectively, of unrecognized compensation expense related to unvested Class B units. The average contractual life remaining on unvested Class B restricted units at December 31, 2007 and 2006 was 3.5 years and 4.4 years, respectively. There are no other contractual terms covering the restricted units once vested.

(9)	Net Loss Per Unit

The computations of basic and diluted net loss per unit for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 were as follows (in thousands, except unit information):

	2007	2006
Numerator:
Net loss	$(24,864)	(10,791)

Denominator:
Denominator for basic and diluted net loss per unit – Class A units and weighted average vested Class B units	81,740	80,000

The denominator for basic net loss per unit is calculated using all Class A units, including those issuable upon exercise of the warrant described in note 8, plus the weighted average vested Class B units. The Class A units issuable upon exercise of the warrant are included because they have substantially the same rights and privileges as ownership of outstanding Class A units. Given the Company’s net loss in the periods presented, there is no difference between basic and diluted net loss per unit because unvested Class B units are excluded from the computation of diluted net loss per unit since their inclusion would be anti-dilutive.

17	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(10)	Commitments and Contingencies

The Company has noncancelable operating leases for office space, office equipment, a software application, and other items. These leases expire over the next five years and contain provisions for certain annual rental escalations. Rent expense is recognized on a straight-line basis over the term of each lease. Future minimum lease payments under noncancelable operating leases as of December 31, 2007 were as follows (in thousands):

2008	$1,487
2009	968
2010	634
2011	653
2012	111
Thereafter	—

Total	$3,853

Total rent expense under these noncancelable operating leases was $1.6 million and $546 thousand for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006, respectively.

In June of 2006, the former employer of a number of the Company’s employees filed a complaint against the Company and certain employees of the Company alleging that the defendants used the former employer’s resources in connection with the formation of the Company, diverted business from the former employer, and induced a number of employees of the former employer to leave and join the Company. The case was settled in October 2007. The settlement agreement requires that the Company pay $2.5 million to the former employer and not hire or offer employment to current or future employees of the former employer for a one-year period ending October 4, 2008. In accordance with the settlement agreement, the Company paid $1 million to the former employer and a promissory note for $1.5 million was executed between the Company and the former employer that will accrue at an annual rate of 7%. The Company is required to make 12 quarterly payments. The note is to mature on January 1, 2011. The outstanding balance on the promissory note is $1.5 million as of December 21, 2007, which is included in other liabilities. Interest expense of $38,956 was recognized for the year ended December 31, 2007, all of which was accrued in other liabilities at December 31, 2007.

18	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(11)	Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2007 and 2006. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

	2007		2006
	Carrying amount	Fair value	Carrying amount	Fair value
	(In thousands)
Financial assets:
Cash and cash equivalents	$714	714	1,863	1,863
Restricted cash	26,021	26,021	4,478	4,478
Loans, net	727,044	727,044	400,585	400,585

Financial liabilities:
Warehouse I credit facility	$—	—	373,340	373,340
Warehouse II credit facility	279,638	279,638	—	—
Term debt	440,017	440,017	—	—
Corporate debt	60,000	61,962	35,000	34,314
Working capital credit facility	8,000	8,000	7,000	7,000

The carrying amounts shown in the table are included in the consolidated balance sheet under the indicated captions.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

Cash and cash equivalents and restricted cash: The carrying amounts approximate fair value because of the short maturity of these instruments.

Loans, net: The fair value is determined as the present value of expected future cash flows discounted at the interest rate currently charged by the Company, which approximates rates currently charged by similar lending institutions for loans of similar terms to companies with comparable credit risk. Due to the adjustable rate nature of the loans, fair value approximates the carrying amount.

Warehouse I and II, term debt, and working capital credit facilities: Due to the adjustable rate nature of the borrowings, the fair values of the warehouse, term debt, and working capital credit facilities are estimated to be their carrying values. Interest rates on these credit facilities are comparable to those offered to the Company for similar debt instruments of comparable maturities by other lenders.

Corporate debt: The fair value of the corporate debt is calculated by discounting contractual cash flows using estimated market discount rates.

19	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(12)	Financial Instruments with Off-Balance Sheet Risk

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include unfunded commitments to lend and standby letters of credit. The instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheet of Cratos LLC.

Unfunded commitments are agreements to lend to a borrower, provided that all conditions have been met. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each borrower’s creditworthiness on a case-by-case basis.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance by a borrower to a third party. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to borrowers.

Financial instruments with off-balance sheet risk were summarized as follows (in thousands):

	2007	2006
Unfunded commitments	$75,767	51,685
Standby letters of credit	5,316	1,077

The Company does not provide an allowance for loan losses in connection with unfunded commitments as additional extensions of credit are generally subject to satisfaction of the conditions to borrowing set forth in the loan agreement.

(13)	Related-Party Transactions

As of December 31, 2007, $428.0 million of the Company’s borrowings and all of the Company’s borrowings as of December 31, 2006, are held by the Class A members, the Warrant Holder, or their affiliates. Therefore, $32.3 million of interest expense recorded by the Company during the year ended December 31, 2007 and all interest expense for the period from May 12, 2006 (commencement of operations) to December 31, 2006 are related to the borrowings held by the Class A Members, the Warrant Holder, or their affiliates. Accrued interest payable of $8.7 million and $1.9 million as of December 31, 2007 and 2006, respectively, was owed to the Class A Members, the Warrant Holder, or their affiliates.

20	(Continued)

CRATOS CAPITAL PARTNERS, LLC

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

On June 12, 2006, the Company engaged DBSI, an affiliate of the Warrant Holder, to serve as the structuring agent and placement agent for the Company’s securitization of loans owned by Cratos CLO I Ltd. In connection with the securitization of CLO I, Cratos CLO I Ltd. paid a fee of 1.25%, or $6.3 million of the aggregate proceeds of the notes issued securitization to DBSI. No amounts were incurred in 2006 related to this agreement.

In September 2006, the Company purchased from Deutsche Bank AG, an affiliate of the Warrant Holder, $16.0 million of senior secured term loans made as part of a multi-lender financing transaction in which Deutsche Bank AG serves as the lead lender. The term loans the Company purchased accrue interest at a rate per annum equal to LIBOR plus 3.25%.

DB Structured Products, Inc., an affiliate of the Warrant Holder, serves as guarantor of the Company’s corporate office lease in Alpharetta, Georgia. The agreement provides that the maximum liability of the guarantor shall not exceed $1 million. The guarantee is set to expire in June 2009.

During 2007, the Company received approximately $80,000 in referral fees from an affiliate of DBAH Capital LLC.

The Company has obtained a significant portion of its borrowings through Deutsche Bank AG and its affiliates, who are related parties. This concentration of funding sources exposes the Company to funding risks.

(14)	Supplemental Financial Data

Components of general and administrative expenses in excess of 1% of total interest income for the year ended December 31, 2007 and period from May 12, 2006 (commencement of operations) to December 31, 2006 were as follows (in thousands):

	2007	2006
Expenses:
Professional and legal	$5,285	1,173
Payroll processing	—	82
Data services and publications	—	67

(15)	Subsequent Events

On January 21, 2008, Cratos CLO II and Deutsche Bank AG Cayman Islands Branch (the lender) entered into an amendment to the warehouse II credit facility to extend the maturity date of the warehouse II credit facility for 30 days, to February 21, 2008. The amendment reduced the commitment amount to $375.0 million from $400.0 million. Interest on outstanding borrowings under this facility increased to LIBOR plus 1.25% from LIBOR plus 0.65%. Subsequently, the lender extended the maturity date to February 28, 2008. When Cratos CLO II Ltd. was not able to repay the warehouse II credit facility when it matured on February 28, 2008, the lender placed it in default. In conjunction with the default, Cratos CLO II Ltd. surrendered loans serving as collateralized assets to the lender of approximately $293.0 million and restricted cash of approximately $4.5 million.